UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 14, 2023

Sprout Social, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39156	27-2404165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dearborn St., Suite 700			60603
Chicago	,	Illinois
(Address of Principal Executive Offices)			(Zip Code)

(866) 878-3231
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
    Resignation of Chief Technology Officer

On December 14, 2023, Aaron Rankin resigned as Chief Technology Officer of Sprout Social, Inc. (the "Company"), effective December 20, 2023. Following his resignation, Mr. Rankin will remain at the Company as Co-Founder focused on supporting the executive team and the strategic direction of the Company, and will continue to serve on the Company’s Board of Directors.

In connection with Mr. Rankin’s resignation, Alan Boyce has been promoted to serve as the Company’s Chief Technology Officer. Mr. Boyce previously served as the Company’s Senior Vice President since 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUT SOCIAL, INC.

By:	/s/ Heidi Jonas
Name:	Heidi Jonas
Title:	General Counsel and Secretary
Date: December 20, 2023